CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form N-1A of Wilmington Funds of our reports dated June 23, 2026, except for the effects of the revision discussed in note (e) on the financial highlights of Wilmington Broad Market Bond Fund, as to which the date is August 24, 2026, relating to the financial statements and financial highlights, which appears in Wilmington Large-Cap Strategy Fund, Wilmington International Fund, Wilmington Enhanced Dividend Income Strategy Fund, Wilmington Global Alpha Equities Fund, Wilmington Real Asset Fund, Wilmington Broad Market Bond Fund, Wilmington Municipal Bond Fund, Wilmington New York Municipal Bond Fund, Wilmington U.S. Government Money Market Fund and Wilmington U.S. Treasury Money Market Fund’s Certified Shareholder Report on Form N-CSR/A for the year ended April 30, 2026. We also consent to the references to us under the headings “Financial Highlights” and “Independent Registered Public Accounting Firm” in such Registration Statement.

/s/ PricewaterhouseCoopers LLP

Philadelphia, Pennsylvania

August 28, 2026